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                                                                   EXHIBIT 6(a)
                             DISTRIBUTION AGREEMENT
                 AGREEMENT, dated as of April 19, 1993, by and between THE SIERRA VARIABLE TRUST (the "Trust") and SIERRA INVESTMENT SERVICES CORPORATION ("Sierra Services").

                                  WITNESSETH:

                 WHEREAS, the Trust is a Massachusetts business trust organized under the laws of the State of Massachusetts whose shareholders are and will be separate accounts in unit investment trust form ("Eligible Separate Accounts") of insurance companies;

                 WHEREAS, variable annuity and insurance product ("Variable Products") net premiums and considerations will be allocated to Eligible Separate Accounts for investment in the Trust;

                 WHEREAS, the Trust's shares may not be sold separately from the Variable Products;

                 WHEREAS, the Trust desires Sierra Services to undertake marketing activities with respect to Trust shares;

                 WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 ("Investment Company Act");

                 WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end investment company from offering for sale, selling, or delivering after sale any security of which such company is the issuer, except pursuant to a written contract with such company, and Sierra Services will








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be a principal underwriter for sale of securities issued by the Trust;

                 WHEREAS, Sierra Services is registered as a broker-dealer under the Securities Exchange Act of 1934 ("Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

                 NOW THEREFORE, the Trust and Sierra Services agree as follows:

                 Section 1. The Trust has approved a Memorandum of "Procedures for Monitoring Potential Conflicts Among Insurance Company Shareholders" (the "Procedures"). This Agreement shall be subject to the provisions of the Procedures, the terms of which are incorporated herein by reference, made a part hereof and controlling. The Procedures may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the Procedures are amended or superseded. Sierra Services represents and warrants that it will act in a manner consistent with such Procedures as so set forth and as they may be amended or superseded, so long as it is a principal underwriter of the Trust. This provision shall survive the termination of this Agreement.

                 Section 2. Sierra Services is hereby authorized, from time to time, to enter into separate written agreements ("Participation Agreements" or, individually, a "Participation Agreement"), on terms and conditions not inconsistent with this Agreement, with insurance companies which have Eligible Separate Accounts and





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which agree to participate in the distribution of Trust shares, directly or through affiliated broker-dealers (collectively, with the insurance companies the "Participating Insurance Companies"), by means of distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. Each Participation Agreement shall be entered into jointly with the Participating Insurance Company and the Eligible Separate Account. Sierra Services may not enter into any Participation Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account.

                 Section 3. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the record-keeping and sales supervision requirements of such laws and regulations.





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                 Section 4.       Purchases and redemptions of Trust shares
shall be at the net asset value for the appropriate Fund, computed as set forth in the most recent Prospectus and Statement of Additional Information relating to the Trust contained in its Registration Statement on Form N-1A, File No. 33-57732, or any amendments thereto, and any supplements thereto ("Registration Statement"). Trust shares may not be sold or transferred except to an Eligible Separate Account with the prior approval of the Trust's Board of Trustees.

                 Section 5. The Trust shall not pay any compensation to Sierra Services for services as principal underwriter herein, nor shall the Trust reimburse Sierra Services for any expenses related to such services. Sierra Services may, but need not, pay or charge other Participating Insurance Companies pursuant to agreements as described in Section 2.

                 Section 6. The Trust represents to Sierra Services that the Registration Statement contains all statements and information which are required to be stated therein by the Securities Act of 1933 and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and





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in conformity with, written information furnished by Sierra Services specifically for use in the preparation thereof.

                 In this connection Sierra Services acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, record keeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by Sierra Services its affiliates Sierra Investment Advisors Corporation and Sierra Fund Administration Corporation (the "Sierra Companies") and other parties unaffiliated with Sierra Services on behalf of the Trust (collectively, the "Preparing Parties"), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Registration Statement. Sierra Services further acknowledges that because of the foregoing arrangements, the preparation of the Registration Statement is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust's Board of Trustees, and that, essentially, the only Registration Statement information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee's full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which





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the Preparing Parties necessarily must rely on each such Trustee to produce.

                 Section 7. The Trust will periodically prepare Prospectuses (and, if applicable, SAIs) and any supplements thereto and shall make camera ready copy available to Sierra Services for reproduction by it or the Participating Insurance Companies. The Trust shall pay the cost of reproducing its Prospectuses (and SAIs) for use by Sierra Services or other Participating Insurance companies pursuant to this Agreement for existing Contract Owners. Sierra Services shall pay the costs of reproducing any other Trust documents (such as semi-annual reports) used as sales material.

                 Section 8. The Trust shall make available to Sierra Services copies of Trust proxy materials and semi-annual reports, and any supplements thereto in such numbers as the Participating Insurance Companies may reasonably request for distribution to existing Contract Owners. The Trust will use its best efforts to provide notice to Sierra Services of anticipated filings or supplements. Sierra Services may from time to time authorize in writing descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not unreasonably withheld or delayed.





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                 Section 9.       Sierra Services shall furnish to the Trust,
at least quarterly, reports as to the sales of Trust shares made pursuant to this Agreement. These reports may be combined with any similar report prepared by Sierra Services or any of the Preparing Parties.

                 Section 10. Sierra Services shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Sierra Services, the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

                 Section 11. This Agreement shall be subject to the provisions of the Investment Company Act, the Securities Exchange Act and the Securities Act of 1933 and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act and no action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, (a) the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 shall be the affirmative votes of the lesser of (1) the holders of more than 50% of all votes entitled to be cast in respect of the Trust





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or (ii) the holders of at least 67% of the votes which are present at a meeting of such persons in the holders of more than 50% of all votes entitled to be cast in respect of the Trust are present or represented by proxy at such meeting, in either case voted in accordance with the provisions of the Policy.

                 Section 12. This Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Sierra Services and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions of the Policy, or (b) the Board of Trustees of the Trust.

                 Section 13. This Agreement shall terminate automatically if it shall be assigned.

                 Section 14. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.





Attest:                                THE SIERRA VARIABLE TRUST

By:   /s/ Donna J. Bray                By: /s/ F. Brian Cerini
    ------------------------              ------------------------
Name: Donna J. Bray                   Name: F. Brian Cerini
     -----------------------              ------------------------
Title: Administrative Assistant       Title: Chairman of the Board
      -------------------------              and President
                                             -----------------------


Attest:                                SIERRA INVESTMENT SERVICES
                                       CORPORATION


By:   /s/ Donna J. Bray                By:   /s/ Keith Pipes
     -----------------------              -----------------------

Name: Donna J. Bray                    Name: Keith Pipes
     -----------------------                ---------------------

Title: Administrative Assistant        Title: Executive Vice President,
      -------------------------               Treasurer and Secretary
                                              --------------------------





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